CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use of my March 31, 2015 Report of Independent Registered Public Accounting Firm, relating to the financial statements of Action Sports Media, Inc. for the years ended December 31, 2014 and 2013, which are incorporated in this Registration Statement form S-1.

I also consent to the reference to this firm under the caption “Experts” in the Registration Statements.

/S/ Terry L. Johnson, CPA

Terry L. Johnson, CPA

Casselberry, Florida

March 31, 2015

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